Exhibit 99.1
For further information, contact:
Hanover Capital Mortgage Holdings, Inc.
John Burchett, CEO, Irma Tavares, COO, or Harold McElraft, CFO
732-593-1044
HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
2006 FOURTH-QUARTER DIVIDEND OF $0.15 PER SHARE
     Edison, New Jersey, December 13, 2006 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) announced that the Board of Directors declared a fourth quarter common stock dividend of $0.15 per share on December 12, 2006 to be paid on January 12, 2007 to stockholders of record as of December 26, 2006. This dividend will be treated as paid to shareholders in 2006 for tax purposes and brings the total amount of dividends paid for the 2006 taxable year to $0.70 per share.
Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in non-interest income-generating activities through its subsidiary, Hanover Capital Partners 2, Ltd., which operates two separate divisions, Hanover Capital Partners and HanoverTrade. Hanover Capital Partners provides consulting and outsourcing services to the mortgage industry. HanoverTrade provides technology solutions for the mortgage industry. For further information, visit HCM’s Web site at www.hanovercapitalholdings.com.
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934 as amended. HCM is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, to differ materially from future results, performance or achievements. The forward-looking statements are based on HCM’s current belief, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of HCM’s Annual Report on Form 10-K for the year ended December 31, 2005 and in other securities filings by HCM. HCM’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and HCM undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, subsequent events or circumstances or otherwise, unless otherwise required by law.
* * * *